Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199720, 333-161019, 333-153763, 333-129854, 333-76692, 333-76690, 333-76688, 333-41394, and 333-32854) and on Form S-3 (Nos. 333-199639, 333-200637 and as amended, Nos.333-48314 and 333-177495) of eGain Corporation of our reports dated September 13, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

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/s/ BURR PILGER MAYER, INC.
San Francisco, California
September 13, 2016